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                                                                   EXHIBIT 10.21

                                                                December 1, 1995

To: Ronald L. O'Kelley

SEVERANCE

         In the event that your employment at State Street Boston Corporation (State Street) is terminated before November 31, 2000 for reasons other than 1) your resignation due to your unilateral decision to take other employment or for personal reasons, or 2) due to your death, or 3) termination for cause, State Street will pay you severance pay, as follows:

         Severance pay in an amount equal to one year of annual salary in effect on the date of termination of employment, payable in agreed upon installments.

         The annual bonus paid for the year prior to the year in which employment is terminated, payable in agreed upon installments.

         A lump sum payment of $200,000.

         The receipt of any other forms of compensation or benefits (e.g. stock options and performance units) will be determined at the time of termination in accordance with the terms of the plans and the agreements issued under such plans.

INDIVIDUAL PENSION BENEFIT

         State Street agrees to provide you with a non-qualified individual supplemental pension benefit, effective as of December 1, 1995. After five full years of employment, you will be entitled to receive a straight life annuity payable upon retirement at age 55 or thereafter in accordance with the following schedule:

                   STRAIGHT LIFE ANNUITY PAYABLE ON RETIREMENT

                               55     $51,232
                               56     $55,450
                               57     $60,117
                               58     $64,517
                               59     $69,373
                               60     $74,745
                               61     $80,706
                               62     $87,346
                               63     $94,763
                               64     $103,081
                               65     $112,441


         This pension benefit may be converted to a Joint and Survivor benefit using conversion rates similar to State Street's qualified pension plan.

         The right to benefits hereunder shall not be assignable and neither you, your spouse or any designated beneficiary shall be entitled to have such benefits made or commuted otherwise than in accordance with the preceding paragraph.

         This agreement does not create a trust or require current funding.

                                          State Street Boston Corporation

                                          By:
                                              ________________________________
                                              Trevor Lukes
                                              Senior Vice President

Agreed and Accepted:


______________________________
Ronald L. O'Kelley

Date:_________________________